Exhibit 10.3

PROMISSORY NOTE TO:    Eric Cunningham (the “Lender”)
FROM: Sphere 3D Corp. (the “Borrower”)

DATE: 1/10/19

1.	Definitions. In this note, in addition to the terms defined above, the following definitions apply:

“Interest” means interest at the rate of 2% per annum, calculated and compounded yearly in arrears.

“Principal” means the principal amount of $253,000.00

2.    The Borrower promises to pay to the Lender the Principal.

3.	The Borrower shall pay the Lender Interest on the Principal on a yearly basis. The yearly rate of interest will be calculated on the basis of a 365 day year.

4.	The Borrower may prepay the Principal either in whole at one time or in part from time to time without notice to the Lender, penalty, or bonus.

5.	The entire unpaid Principal and all accrued but unpaid Interest shall be due and payable on January 10, 2021.

6.    The obligations owing under this note are unsecured.

7.	The laws of Ontario and the laws of Canada applicable in that province, excluding any rule or principle of conflicts of law that may provide otherwise, govern this note.

SPHERE 3D CORP.

By:    /s/ Peter Tassiopoulos
Name:    Peter Tassiopoulos
Title:    Chairman and CEO